SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 1, 1999


                        CADMUS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)



          VIRGINIA                      0-12954                 54-1274108
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)        Identification Number)



6620 WEST BROAD STREET, SUITE 240, RICHMOND, VIRGINIA             23230
     (Address of principal executive offices)                  (Zip Code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           (804) 287-5680
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On April 1, 1999, Cadmus Communications Corporation ("Cadmus" or the "Company") consummated the purchase of all of the outstanding stock of Melham Holdings Inc., a Delaware corporation. The purchase was pursuant to the terms of a Stock Purchase Agreement dated April 1, 1999, (the "Agreement"), by and among Cadmus Communications Corporation, Melham U.S. Inc., Purico (IOM) Limited, and Paul F. Mack. A copy of the Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference. Immediately prior to consummation of the transactions contemplated by the Agreement, Melham U.S. Inc., Purico (IOM) Limited, and Paul
F. Mack (collectively the "Sellers") owned 100% of Melham Holdings Inc.

The principal operating subsidiary of Melham Holdings Inc. is Mack Printing Company ("Mack"), a full-service printer that produces a wide variety of short-to medium-run magazines and journals generally for customers in the mid-Atlantic and northeast regions of the United States. Immediately prior to consummation of the transactions contemplated by the Agreement, Melham Holdings Inc. indirectly owned approximately 85% of Mack through Melham, Inc., a Delaware corporation. In connection with the consummation of the transactions contemplated by the Agreement, Mack repurchased approximately 15% of its then-outstanding equity securities from other securityholders and repaid certain indebtedness to such securityholders pursuant to the terms of a Stock and Note Purchase Agreement, a copy of which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

The purchase price was approximately $200 million and consisted of the following: approximately $110 million in Bridge Financing Notes with J.P. Morgan Venture Corporation, First Union Investors, Inc. and the Sellers and former Mack securityholders; approximately $66 million in cash used to repay certain indebtedness of Mack; approximately 1.2 million shares of the Company's common stock; and approximately $6.4 million in subordinated notes of the Company. The Bridge Financing Notes are expected to be paid with the proceeds of $125 million of senior subordinated notes that Cadmus plans to issue in its fiscal fourth quarter. The senior subordinated notes are anticipated to have a 10 year term. In connection with the transactions contemplated by the Agreement, the Company elected Mr. Nathu R. Puri, a majority shareholder of Melham U.S. Inc. and Purico
(IOM) Limited, to the Board of Directors of the Company to serve until the next annual meeting of shareholders of the Company.

The purchase price was established through arms-length negotiations among the parties. The cash purchase price paid at closing was provided by a new $200 million revolving credit/term loan facility led by Wachovia Bank N.A., and co-managed by First Union National Bank and Nationsbank N.A. The new facility has a term of five years.

The facilities of Mack include its headquarters in Easton, Pennsylvania with manufacturing facilities located in Easton, Ephrata, and East Stroudsburg, Pennsylvania, as well as in Baltimore, Maryland. Cadmus intends to continue to use these facilities for the same or similar purposes.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial statements of Melham Holdings Inc.

           The required financial statements of Melham Holdings Inc. are not included in this report but will be filed by amendment within 60 days of the due date of this report.

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(b)     Pro forma financial statements of Cadmus Communications Corporation

           The required pro forma financial statements of Cadmus Communications Corporation are not included in this report but will be filed by amendment within 60 days of the due date of this report.


(c)     Exhibits

           Index of Exhibits

               Exhibit 2.1 Stock Purchase Agreement dated April 1, 1999, by and among Cadmus Communications Corporation, Melham U.S. Inc., Purico
               (IOM) Limited, and Paul F. Mack - The schedules and exhibits to this Agreement are omitted in accordance with the instructions to
               Item 601 (b) (2) of Regulation S-K. A listing of such schedules and exhibits is found in the Agreement and Cadmus hereby undertakes to supply the Securities and Exchange Commission supplementally with a copy of any such exhibits upon request.

               Exhibit 2.2 Stock and Note Purchase Agreement dated April 1, 1999, by and among Mack Printing Company, Mack Printing Group, Inc., Science Craftsman Incorporated, Port City Press, Inc., Melham, Inc., and G.S. Mezzanine Partners, L.P., G.S. Mezzanine Partners Offshore, L.P., Stone Street Fund 1997, L.P., and Bridge Street Fund 1997, L.P.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 14, 1999.


                        CADMUS COMMUNICATIONS CORPORATION


                             By:       /s/ C. Stephenson Gillispie, Jr.
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                                       C. Stephenson Gillispie, Jr.
                                Chairman, President, and Chief Executive Officer

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                                  EXHIBIT INDEX


EXHIBIT


2.1 Stock Purchase Agreement dated as of April 1, 1999, by and among Cadmus Communications Corporation, Melham U.S. Inc., Purico (IOM) Limited, and Paul F. Mack.

2.2 Stock and Note Purchase Agreement dated as of April 1, 1999, by and among Mack Printing Company, Mack Printing Group, Inc., Science Craftsman Incorporated, Port City Press, Inc., Melham, Inc., and G.S. Mezzanine Partners, L.P., G.S. Mezzanine Partners Offshore, L.P., Stone Street Fund 1997, L.P., and Bridge Street Fund 1997, L.P.